Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Westside Energy Corporation
Dallas, Texas

We hereby consent to the incorporation in this Registration Statement on Post-Effective Amendment No.4 to Form SB-2 (File No. 333-120659) and Post –Effective Amendment No. 2 to Form SB-2 (File No. 333-131411) our report dated April 16, 2007, relating to the consolidated financial statements of Westside Energy Corporation as of December 31, 2006 and for each of the two years then ended. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

July 9, 2007